EXHIBIT 11.2


                                 MICROAGE, INC.
                      FULLY DILUTED EPS DETAIL CALCULATION

                                                                                26 weeks ended
                                                                      -----------------------------------
                                                                           April 28,        April 30,
                                                                              1996             1995
                                                                      -----------------------------------
                Net income available for primary EPS                  $    4,495,000      $    5,303,000
                                                                      ===============     ===============

                Shares:   per primary EPS                                 14,508,417          14,268,899
                          additional shares issuable                         148,725                  30
                                                                      ---------------     ---------------

                                                                          14,657,142          14,268,929
                                                                      ===============     ===============


                Fully diluted EPS                                     $         0.31   $            0.37
                                                                      ===============     ===============

  Note: Since fully diluted EPS affects primary EPS by less than 3%, it is not disclosed in the financial statements.